UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 2, 2019 (July 29, 2019)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Jose Roberto Loureiro

As previously reported on the Current Report on Form 8-K filed by Laureate Education, Inc. (“the Company”) on June 10, 2019, after nine years of outstanding service to the Company, Jose Roberto Loureiro, Chief Executive Officer, Brazil, decided to retire. Mr. Loureiro provided transition services to the Company through July 31, 2019 (the “Separation Date”).

In connection with his retirement and in accordance with the Company’s Severance Policy for Executives, on July 29, 2019, the Company and Mr. Loureiro entered into a mutual separation agreement (the “Separation Agreement”), pursuant to which the Company will provide to Mr. Loureiro a voluntary separation payment (the “Voluntary Separation Payment”) in excess of the separation or other termination benefits that Mr. Loureiro is eligible to receive under applicable law (the “Statutory Separation Payment”). Mr. Loureiro will also be eligible for payment of an amount equal to the actual bonus for 2019 that he would have been eligible for under the Company’s 2019 Annual Incentive Plan had he continued to be employed with the Company, prorated for the portion of the 2019 calendar year that he was employed by the Company (the “Bonus Consideration” and, together with the Voluntary Separation Payment, the “Incremental Payments”). The Statutory Separation Payment will be paid in accordance with applicable law. The Incremental Payments are consideration for Mr. Loureiro’s execution and delivery to the Company of a general release of claims in favor of the Company, which release was received by the Company on July 31, 2019. Mr. Loureiro will also be subject to customary post-employment restrictive covenants, including a one-year non-competition provision.

All of Mr. Loureiro’s various equity awards will continue to be governed by their applicable terms, including any restrictive covenants set forth therein. On the Separation Date, all of Mr. Loureiro’s unvested performance share units, restricted stock units and stock options will be forfeited without any payment therefor.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, which is incorporated herein by reference. A copy of the Separation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Sean P. Mulcahy
Name:	Sean P. Mulcahy
Title:	Vice President, Assistant General Counsel

Date: August 2, 2019

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